EXHIBIT 5


                                          July 19, 2000


Knight Trading Group, Inc.
Newport Tower, 23rd Floor
525 Washington Boulevard
Jersey City, New Jersey  07310


Ladies and Gentlemen:

      I am Senior Vice President, General Counsel and Secretary of Knight Trading Group, Inc., a Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with its filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") with respect to shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), held by certain stockholders of the Company.

      This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

      In preparation for rendering my opinion hereafter expressed, I have examined the originals or copies certified to my satisfaction of corporate records and other documents and certificates as I have deemed necessary.

      Based on the above, I am of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      2. The shares of Common Stock covered by the Registration Statement have been duly authorized and validly issued and are fully paid and non-assessable.

      I hereby consent to the use of this opinion letter as Exhibit 5 to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus included therein. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.


                                    Very truly yours,


                                    /s/ MICHAEL T. DORSEY, ESQ.
                                    --------------------------------------
                                    MICHAEL T. DORSEY, ESQ.
                                    Senior Vice President, General Counsel
                                    and Secretary